July 20, 2016 Landstar System, Inc. Earnings Conference Call Second Quarter 2016 Date Published: 07/20/2016 Exhibit 99.2

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995. Statements made during this presentation that are not based on historical facts are “forward looking statements.” During this presentation, I may make certain statements, containing forward-looking statements, such as statements which relate to Landstar’s business objectives, plans, strategies and expectations. Such statements are by nature subject to uncertainties and risks, including but not limited to: the operational, financial and legal risks detailed in Landstar’s Form 10-K for the 2015 fiscal year, described in the section Risk Factors, and other SEC filings from time to time. These risks and uncertainties could cause actual results or events to differ materially from historical results or those anticipated. Investors should not place undue reliance on such forward-looking statements, and Landstar undertakes no obligation to publicly update or revise any forward-looking statements. Date Published: 07/20/2016

Model Definition Landstar is a worldwide, asset-light provider of integrated transportation management solutions delivering safe, specialized transportation services to a broad range of customers utilizing a network of agents, third party capacity providers and employees. Date Published: 07/20/2016

The Network Date Published: 07/20/2016 2015 Results $3.3 billion in revenue 1.8 million loadings 512 million dollar agents 9,500 BCO trucks (2015 year-end) 44,000 Carriers (2015 year-end) 14,000 Trailers (2015 year-end)

Transportation Management Services Percentage of Revenue 2Q15 2Q16 Truck Transportation Truckload Van equipment 57% 59% Unsided/platform equipment 34% 31% Less-than-truckload 2% 2% Rail intermodal 3% 3% Ocean and air cargo 3% 2% Date Published: 07/20/2016

Percentage change in rate is calculated on a revenue per load basis. Percentage change in volume is calculated on the number of loads hauled. Date Published: 07/20/2016 Revenue ($’s in thousands) Quarter to Date Year to Date Qtr over Prior Year Qtr Rate (1) Volume (2) Change Truck Revenue -9.2% -2.2% -0.112 Rail Intermodal Revenue -8.2% 8.5% -0.4% Ocean/Air Revenue -0.253 0.16300000000000001 -0.13200000000000001 Insurance Premiums NA NA 5.5% Total Revenue -0.107 Year over Prior Year Rate (1) Volume (2) Change Truck Revenue -9.7% 2.2% -9.5% Rail Intermodal Revenue -9.6% 0.16900000000000001 5.7% Ocean/Air Revenue -0.19700000000000001 0.13500000000000001 -8.9% Insurance Premiums NA NA 7.2% Total Revenue -8.8%

Van Equipment Unsided/Platform Equipment Date Published: 07/20/2016 Truckload Loadings and Revenue per Load (Excludes LTL)

Industries Served As a Percentage of Revenue Q2 Q2 2015 2016 Quarter over Prior Year Quarter Growth Consumer Durables 18.6 20.4 -2% Machinery 14.8 14.6 -12% Automotive 11.8 9.1 -31% Building Products 8.6 9.6 0% Metals 6.8 7.0 -8% AA&E, Hazmat 7.5 8.0 -5% Foodstuffs 5.2 5.1 -13% Energy 4.0 3.0 -34% Other 22.7 23.2 -9% Total 100.0 100.0 -11% Date Published: 07/20/2016

15.1% 15.6% Gross profit equals revenue less the cost of purchased transportation and commissions to agents. Gross profit margin equals gross profit divided by revenue. Revenue on transactions with a fixed gross profit margin was 55% and 56% of revenue in the 2015 and 2016 year-to-date periods, respectively, and 55% of revenue in both the 2015 and 2016 second quarters. Date Published: 07/20/2016 Gross Profit (1) and Gross Profit Margin (2) ($’s in thousands) Quarter to Date Year to Date 15.1% 15.6% 15.1% 15.7% 2nd Qtr (3) Changes in gross profit margin % 2015 Period 15.1 Revenue - fixed gp margin 0.2 Revenue - variable gp margin 0.2 Change in mix and other 0.1 2016 Period 15.6 2nd Qtr YTD (3) Changes in gross profit margin % 2015 Period 15.1 Revenue - fixed gp margin 0.2 Revenue - variable gp margin 0.3 Change in mix and other 0.1 2016 Period 15.7

50.5% 43.9% Operating margin equals operating income divided by gross profit. Date Published: 07/20/2016 Operating Income and Operating Margin (1) ($’s in thousands) Quarter to Date Year to Date 50.5% 43.9% 46.7% 43.3% 2nd Qtr Changes in operating margin % 2015 Period 50.5 Other operating costs 0.7 Insurance and claims -3.9 SG&A -1.6 Depreciation and amortization -1.8 2016 Period 43.9 2nd Qtr YTD Changes in operating margin % 2015 Period 46.7 Other operating costs 0.4 Insurance and claims -2 SG&A -0.2 Depreciation and amortization -1.6 2016 Period 43.3

Date Published: 07/20/2016 Truck Capacity Data (All information other than fuel surcharges is provided as of the end of the period) QTR YTD QTR Jun 27, Dec 26, Jun 25, 2015 2015 2016 BCO Independent Contractors 8,726 8,907 8,856 Truck Brokerage Carriers: Approved and Active (1) 28,387 29,728 30,137 Other Approved 13,126 14,715 15,594 41,513 44,443 45,731 Total Available Truck Capacity Providers 50,239 53,350 54,587 Trucks Provided by BCO Independent Contractors 9,308 9,500 9,462 Fuel Surcharges - BCO Loadings only ($ in thousands) (2) 47,876 $ 174,661 $ 30,771 $ are paid 100% to the BCO and excluded from revenue and the cost of purchased transportation. (1) Active refers to truck brokerage carriers who hauled freight for Landstar in the 180 day period immediately preceding the period end. (2) Fuel surcharges billed to customers during the applicable period on freight hauled by BCO Independent Contractors

(1) Net cash is defined as cash and cash equivalents plus short term investments less outstanding debt. Date Published: 07/20/2016 Key Balance Sheet and Cash Flow Statistics ($’s in thousands) YTD YTD Jun 27, Jun 25, 2015 2016 Balance sheet (period end amounts) : Debt to Capital 17% 19% Net Cash (1) 38,081 $ 95,965 $ Cash flow: Cash flow from operations 82,017 $ 105,135 $ Capital expenditures 3,050 $ 8,955 $ Share repurchases 84,635 $ 26,485 $ Dividends paid 50,980 $ 6,782 $ Returns: TTM Return on Equity 30% 29% TTM Return on Invested Capital 25% 23% TTM Return on Assets 15% 14%

Free Cash Flow / Share Purchases (In Thousands) Free cash flow is defined as cash flow from operations less capital expenditures, each set forth on the prior slide. YTD through June Date Published: 07/20/2016 40,000 42,000 44,000 46,000 48,000 50,000 $- $50,000 $100,000 $150,000 $200,000 $250,000 2012 2013 2014 2015 2016(2) Free Cash Flow Share Purchases Common Share Count Second quarter 2016 YTD (000's) Free cash flow (1) $96,180 Share purchases $26,485 Ending common share count 42,108

Date Published: 07/20/2016